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                                  Exhibit 10.20

            Summary of Compensation Arrangement for Named Executives

         None of the Company's CEO or it the four other most highly compensated executive officers for its last completed fiscal year (collectively, the "named executives") have employment agreements with the Company. The compensation for the named executives is determined by the Compensation/Nominating/Governance ("C/N/G") Committee of the Board of Directors, generally annually. Effective March 1, 2005, the base salary for the named executives is as follows:

         NAMED EXECUTIVE                             BASE SALARY

         Richard L. Wambold...........................$860,000
         Andrew A. Campbell...........................$380,365
         Peter J. Lazaredes...........................$414,000
         James D. Morris..............................$355,000
         John N. Schwab...............................$340,000

         In addition to base salaries, the named executives (i) are participants under the Company's 2002 Incentive Compensation Plan (the "Plan"), can earn Annual Incentive Awards and Performance Shares under the Plan, and may be awarded other types of incentive compensation, including stock options, as provided in the Plan; (ii) receive perquisite allowances, in the amount of $40,000 for Mr. Wambold, and $30,000 for the other named executives, and up to an additional $15,000 in 2005 and $10,000 in later years for re-imbursement for financial planning advice; (iii) under the Company's Change in Control Severance Benefit Plan for Key Executives, are eligible to receive certain benefits in the event of a change-in-control (as defined in such plan), including severance payments and three additional years of service benefits under the Company's Supplemental Executive Retirement Plan; (iv) earn benefits under the Company's pension plan and its Supplemental Executive Retirement Plan; and (v) are eligible to participate in the Company's other employee benefit plans, including its 401(k) Plan (including amounts paid in lieu of matching contributions under the 401(k) Plan), its medical, dental, and other health and welfare plans, and its deferred compensation plan, on the same terms as other employees of the Company. Under the Company's deferred compensation plan, participants who elect to invest all or a portion of their Annul Incentive Awards in the Pactiv Stock Index Account receive a premium of one additional Common Stock Equivalent for each five Common Stock Equivalents purchased, provided such investment in the Pactiv Stock Index Account is maintained for at least three years. Copies of the various plans are filed as Exhibits to the Company's Annual Report on Form 10-K, and are incorporated herein by reference.